Exhibit 99.1

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Zhone Technologies Enters into an Amendment to Extend Maturity Date of Existing Credit Facility with

Wells Fargo Capital Finance

Oakland, CA — October 1, 2013 — Zhone Technologies, Inc. (NASDAQ: ZHNE), a global leader in FTTx network access solutions, today announced that on September 30, 2013 the company entered into an amendment of its existing senior secured revolving credit facility with Wells Fargo Capital Finance, part of Wells Fargo & Company (NYSE: WFC) to extend the maturity date of the facility from March 13, 2014 to March 31, 2016. In addition, the amendment amends the letters of credit sublimits in the facility and reduces the interest rate margin from 3.5 percent to 3.0 percent (with a provision for further decreases in the event that Zhone attains specified performance metrics). Under the facility, Zhone may borrow up to $25.0 million, with the amount Zhone is able to borrow based on eligible accounts receivable.

“The extension of our credit facility ensures our ability to develop leading technologies for our customers,” stated Kirk Misaka, chief financial officer of Zhone Technologies. “Wells Fargo Capital Finance continues to be an excellent partner in developing a financing solution that supports our continued growth and enables us to meet the changing needs of our business.”

“We are very pleased to continue our relationship with Zhone Technologies,” said Gary Harrigian, senior vice president of Wells Fargo Capital Finance. “The amended credit facility will allow them the financial flexibility to make strategic business decisions. It’s important to Wells Fargo Capital Finance to support our clients as they continue to grow.”

About Zhone Technologies

Zhone Technologies, Inc. (NASDAQ: ZHNE) is a global leader in all IP multi-service access solutions, serving more than 750 of the world’s most innovative network operators. IP Zhone enables service providers to build the network of the future…today, supporting end-to-end Voice, Data, Entertainment Social Media, Business, Mobile Backhaul and Mobility service. Zhone is committed to building the fastest and highest quality All IP Multi-Service solution for its customers. Zhone is headquartered in California and its products are manufactured in the USA in a facility that is emission, waste-water and CFC free.

Zhone, the Zhone logo, and all Zhone product names are trademarks of Zhone Technologies, Inc. Other brand and product names are trademarks of their respective holders. Specifications, products, and/or products names are all subject to change without notice.

About Wells Fargo Capital Finance

Wells Fargo Capital Finance is the trade name for certain asset-based lending, accounts receivable and purchase order finance services of Wells Fargo & Company and its subsidiaries, and provides traditional asset-based lending, specialized senior secured financing, accounts receivable financing, purchase order financing and channel finance to companies across the United States and internationally. Dedicated teams within Wells Fargo Capital Finance provide financing solutions for companies in specific industries such as retail, software publishing and high-technology, commercial finance, staffing, government contracting and others. For more information, visit wellsfargocapitalfinance.com.

Forward-Looking Statements

This press release contains forward-looking statements that are subject to the safe harbors created under the Securities Act of 1933 and the Securities Exchange Act of 1934. Words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “goal,” “intend,” “may,” “plan,” “project,” “seek,” “should,” “target,” “will,” “would,” variations of such words, and similar expressions are intended to identify forward-looking statements. In addition, forward-looking statements include, among others, statements that refer to future financial performance, growth and development. Readers are cautioned that actual results could differ materially from those expressed in or contemplated by the forward-looking statements. Factors that could cause actual results to differ include, but are not limited to, commercial acceptance of Zhone’s products; intense competition in the communications equipment market; Zhone’s ability to execute on its strategy and operating plans; and economic conditions specific to the communications, networking, internet and related industries. In addition, please refer to the risk factors contained in Zhone’s SEC filings available at http://www.sec.gov, including without limitation, Zhone’s annual report on Form 10-K for the year ended December 31, 2012 and the Company’s quarterly report on Form 10-Q for the quarter ended March 31, 2013 and June 30, 2013. Readers are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date on which they are made. Zhone’s undertakes no obligation to update or revise any forward-looking statements for any reason.

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